Exhibit 99.1

Investor Contact:	W. Larry Cash
President of Financial Services
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FOURTH QUARTER 2015 RESULTS WITH NET OPERATING REVENUES OF $4.798 BILLION

FRANKLIN, Tenn. (February 15, 2016) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2015.

The operating results of Health Management Associates, Inc. (“HMA”) are included in the Company’s consolidated results and statistical data from January 27, 2014, the date the Company completed its acquisition of HMA. For hospitals acquired in the HMA merger, same-store operating results and statistical data reflect the periods from January 1 through December 31, 2015 and 2014, as if such hospitals were owned during both comparable periods.

Net operating revenues for the three months ended December 31, 2015, totaled $4.798 billion, a 2.4 percent decrease compared with $4.918 billion for the same period in 2014. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders decreased to a loss of $(74) million, or $(0.66) per share (diluted), for the three months ended December 31, 2015, compared with income of $129 million, or $1.12 per share (diluted), for the same period in 2014. The results for the three months ended December 31, 2015, include $0.33 per share (diluted) related to impairment of long-lived assets, $0.02 per share (diluted) of expenses related to government legal settlements for several qui tam matters settled in principle and related legal expenses and $0.04 per share (diluted) related to expenses from the planned spin-off of Quorum Health Corporation. Excluding these items, loss from continuing operations was $(0.28) per share (diluted). The financial results for the three months and year ended December 31, 2015, include a $169 million increase in the Company’s allowance for doubtful accounts on the December 31, 2015 consolidated balance sheet and a corresponding $169 million increase to the provision for bad debts related to a change in estimate recorded during the three months ended December 31, 2015. This adjustment reduced net operating revenues and adjusted EBITDA by $169 million and income from continuing operations by $108 million, or $0.96 and $0.94 per share (diluted), for the three months and year ended December 31, 2015, respectively.

Net income attributable to Community Health Systems, Inc. common stockholders was a loss of $(0.73) per share (diluted) for the three months ended December 31, 2015, compared with income of $0.87 per share (diluted) for the same period in 2014. Discontinued operations for the three months ended December 31, 2015, consisted of $(0.04) per share (diluted) of losses from operations of entities sold or held for sale and $(0.03) per share (diluted) of expenses related to the impairment of long-lived assets held for sale, for a total after-tax loss of approximately $(9) million, or $(0.08) per share (diluted). Weighted-average shares outstanding (diluted) were 113 million for the three months ended December 31, 2015, and 115 million for the three months ended December 31, 2014.

Adjusted EBITDA for the three months ended December 31, 2015, which includes the provision for bad debts change in estimate adjustment of $169 million, was $527 million compared with $785 million for the same period in 2014, representing a 32.9 percent decrease.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

The consolidated operating results for the three months ended December 31, 2015, reflect a 3.6 percent decrease in total admissions, and a 1.5 percent decrease in total adjusted admissions, compared with the same period in 2014. On a same-store basis, admissions decreased 3.4 percent and adjusted admissions decreased 1.2 percent during the three months ended December 31, 2015, compared with the same period in 2014. On a same-store basis, net operating revenues increased 1.3 percent during the three months ended December 31, 2015, compared with the same period in 2014.

Net operating revenues for the year ended December 31, 2015, which include the provision for bad debts change in estimate adjustment of $169 million, totaled $19.437 billion, a 4.3 percent increase compared with $18.639 billion for the same period in 2014. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $194 million, or $1.68 per share (diluted), for the year ended December 31, 2015, compared with $149 million, or $1.32 per share (diluted), for the same period in 2014. The results for the year ended December 31, 2015, include $0.09 per share (diluted) of expense related to loss from early extinguishment of debt, $0.05 per share (diluted) of expense from fair value adjustments related to HMA legal proceedings, accounted for at fair value, underlying the CVR agreement, and related legal expenses, $0.36 per share (diluted) related to impairment of long-lived assets, $0.02 per share (diluted) of expenses related to government legal settlements for several qui tam matters settled in principle and related legal expenses and $0.09 per share (diluted) related to expenses from the planned spin-off of Quorum Health Corporation. Excluding these items, income from continuing operations was $2.29 per share (diluted).

Net income attributable to Community Health Systems, Inc. common stockholders was $1.37 per share (diluted) for the year ended December 31, 2015, compared with $0.82 per share (diluted) for the same period in 2014. Discontinued operations for the year ended December 31, 2015, consisted of $(0.24) per share (diluted) of losses from operations of entities sold or held for sale, $(0.05) per share (diluted) of expenses related to the impairment of long-lived assets held for sale, and $(0.03) per share (diluted) of losses on sale, net, for a total after-tax loss of approximately $(36) million, or $(0.31) per share (diluted). Weighted-average shares outstanding (diluted) were 115 million for the year ended December 31, 2015, and 113 million for the year ended December 31, 2014.

Adjusted EBITDA for the year ended December 31, 2015, which includes the provision for bad debts change in estimate adjustment of $169 million, was $2.670 billion compared with $2.777 billion for the same period in 2014, representing a 3.9 percent decrease.

The consolidated operating results for the year ended December 31, 2015, reflect a 1.7 percent increase in total admissions, and a 3.5 percent increase in total adjusted admissions, compared with the same period in 2014. On a same-store basis, admissions decreased 1.8 percent while adjusted admissions increased 0.3 percent during the year ended December 31, 2015, compared with the same period in 2014. On a same-store basis, net operating revenues increased 2.4 percent during the year ended December 31, 2015, compared with the same period in 2014.

Adjusted EBITDA, a non-GAAP financial measure, is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets, net income attributable to noncontrolling interests, acquisition and integration expenses from the acquisition of HMA, expenses incurred related to the planned spin-off of Quorum Health Corporation, expense related to government legal settlements and related costs, and (income) expense from fair value adjustments related to the HMA legal proceedings, accounted for at fair value, underlying the CVR agreement, and related legal expenses. For information regarding why the Company believes Adjusted EBITDA presents useful information to investors, and for a reconciliation of Adjusted EBITDA to net cash provided by operating activities, see footnote (f) to the Financial Highlights, Financial Statements and Selected Operating Data below.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “The results for the fourth quarter of 2015 were affected by a number of factors, including volume weakness compared with a strong fourth quarter a year ago when we experienced higher emergency room visits and admissions attributed to respiratory illness and the flu. It is taking longer than expected to achieve operational improvements in some of the former HMA markets; however, we continue to see opportunities in these markets and remain convinced that performance will improve over time. Finally, certain adjustments during the quarter negatively affected our financial results, including primarily the increase in our allowance for doubtful accounts, as well as the impairment of long-lived assets, legal fees and settlement expenses, and costs from the planned spin-off. Despite these challenges, we believe our physician recruitment initiatives, clinical and operational strategies, and rigorous expense management will drive sustainable improvements in 2016.”

Included on pages 16, 17, 18 and 19 of this press release are tables setting forth the Company’s 2016 annual earnings guidance. The 2016 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Through its subsidiaries, the Company currently owns, leases or operates 195 affiliated hospitals in 29 states with an aggregate of approximately 30,000 licensed beds.

The Company has announced plans for a spin-off transaction to create a new, publicly-traded company, Quorum Health Corporation, with 38 affiliated hospitals and related outpatient services in 16 states, together with Quorum Health Resources, LLC, a subsidiary providing management and consulting services to non-affiliated hospitals. The transaction is expected to close during the first half of 2016.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Tuesday, February 16, 2016, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the three months and year ended December 31, 2015. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through March 16, 2016. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2015	2014	2015	2014

Net operating revenues	$4,798	$4,918	$19,437	$18,639
Adjusted EBITDA (f)	527	785	2,670	2,777
(Loss) income from continuing operations (g), (j)	(40)	165	295	260
Net (loss) income attributable to Community Health
Systems, Inc. stockholders	(83)	100	158	92

Basic (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders (m):
Continuing operations (g), (j)	$(0.66)	$1.13	$1.69	$1.33
Discontinued operations	(0.08)	(0.26)	(0.31)	(0.51)

Net (loss) income	$(0.73)	$0.88	$1.38	$0.82

Diluted (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders (m):
Continuing operations (g), (j), (k)	$(0.66)	$1.12	$1.68	$1.32
Discontinued operations	(0.08)	(0.25)	(0.31)	(0.51)

Net (loss) income (k)	$(0.73)	$0.87	$1.37	$0.82

Weighted-average number of shares outstanding (h):
Basic	113	114	114	112
Diluted	113	115	115	113

Net cash provided by operating activities	$306	$976	$921	$1,615

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of (Loss) Income (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2015		2014
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$5,724		$5,641
Provision for bad debts	926		723

Net operating revenues	4,798	100.0%	4,918	100.0%

Operating costs and expenses:
Salaries and benefits	2,278	47.5%	2,221	45.2%
Supplies	773	16.1%	764	15.5%
Other operating expenses	1,151	23.9%	1,073	21.9%
Government settlement and related costs (l)	3	0.1%	24	0.5%
Electronic health records incentive reimbursement	(25)	(0.5)%	(47)	(1.0)%
Rent	113	2.4%	115	2.3%
Depreciation and amortization	297	6.2%	291	5.9%
Impairment of long-lived assets (j)	62	1.3%	17	0.3%

Total operating costs and expenses	4,652	97.0%	4,458	90.6%

Income from operations (g), (j)	146	3.0%	460	9.4%
Interest expense, net	249	5.2%	244	5.0%
Equity in earnings of unconsolidated affiliates	(12)	(0.3)%	(14)	(0.3)%

(Loss) income from continuing operations before income taxes	(91)	(1.9)%	230	4.7%
(Benefit from) provision for income taxes	(51)	(1.1)%	65	1.4%

(Loss) income from continuing operations (g), (j)	(40)	(0.8)%	165	3.3%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(5)	(0.1)%	(2)	—%
Impairment of hospitals sold or held for sale	(4)	(0.1)%	(27)	(0.6)%

Loss from discontinued operations, net of taxes	(9)	(0.2)%	(29)	(0.6)%

Net (loss) income	(49)	(1.0)%	136	2.7%
Less: Net income attributable to noncontrolling interests	34	0.7%	36	0.7%

Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(83)	(1.7)%	$100	2.0%

Basic (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders (m):
Continuing operations (g), (j)	$(0.66)		$1.13
Discontinued operations	(0.08)		(0.26)

Net (loss) income	$(0.73)		$0.88

Diluted (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders (m):
Continuing operations (g), (j), (k)	$(0.66)		$1.12
Discontinued operations	(0.08)		(0.25)

Net (loss) income (k)	$(0.73)		$0.87

Weighted-average number of shares outstanding (h):
Basic	113		114

Diluted	113		115

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2015		2014
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$22,564		$21,561
Provision for bad debts	3,127		2,922

Net operating revenues	19,437	100.0%	18,639	100.0%

Operating costs and expenses:
Salaries and benefits	8,991	46.3%	8,618	46.2%
Supplies	3,048	15.7%	2,862	15.4%
Other operating expenses	4,520	23.2%	4,322	23.3%
Government settlement and related costs (l)	4	0.0%	101	0.5%
Electronic health records incentive reimbursement	(160)	(0.8)%	(259)	(1.4)%
Rent	457	2.4%	434	2.3%
Depreciation and amortization	1,172	6.0%	1,106	5.9%
Amortization of software to be abandoned (j)	—	—%	75	0.4%
Impairment of long-lived assets (j)	68	0.3%	41	0.2%

Total operating costs and expenses	18,100	93.1%	17,300	92.8%

Income from operations (g), (j)	1,337	6.9%	1,339	7.2%
Interest expense, net	973	5.0%	972	5.3%
Loss from early extinguishment of debt	16	0.1%	73	0.4%
Equity in earnings of unconsolidated affiliates	(63)	(0.3)%	(48)	(0.3)%

Income from continuing operations before income taxes	411	2.1%	342	1.8%
Provision for income taxes	116	0.6%	82	0.4%

Income from continuing operations (g), (j)	295	1.5%	260	1.4%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(27)	(0.2)%	(7)	—%
Impairment of hospitals sold or held for sale	(5)	—%	(50)	(0.3)%
Loss on sale, net	(4)	—%	—	—%

Loss from discontinued operations, net of taxes	(36)	(0.2)%	(57)	(0.3)%

Net income	259	1.3%	203	1.1%
Less: Net income attributable to noncontrolling interests	101	0.5%	111	0.6%

Net income attributable to Community Health Systems, Inc. stockholders	$158	0.8%	$92	0.5%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (m):
Continuing operations (g), (j)	$1.69		$1.33
Discontinued operations	(0.31)		(0.51)

Net income	$1.38		$0.82

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (m):
Continuing operations (g), (j), (k)	$1.68		$1.32
Discontinued operations	(0.31)		(0.51)

Net income (k)	$1.37		$0.82

Weighted-average number of shares outstanding (h):
Basic	114		112

Diluted	115		113

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive (Loss) Income (c)

(In millions)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net (loss) income	$(49)	$136	$259	$203
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps, net of tax	16	(7)	(6)	13
Net change in fair value of available-for-sale securities, net of tax	4	2	(5)	—
Amortization and recognition of unrecognized pension cost components, net of tax	—	(10)	1	(9)

Other comprehensive income (loss)	20	(15)	(10)	4

Comprehensive (loss) income	(29)	121	249	207
Less: Comprehensive income attributable to noncontrolling interests	34	36	101	111

Comprehensive (loss) income attributable to Community Health Systems, Inc. stockholders	$(63)	$85	$148	$96

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(d)

(Dollars in millions)

(Unaudited)

	Three Months Ended December 31,
	Consolidated			Same-Store
	2015	2014	% Change	2015	2014	% Change
Number of hospitals (at end of period)	194	197		194	194
Licensed beds (at end of period)	29,853	30,137		29,853	30,023
Beds in service (at end of period)	26,312	27,000		26,312	26,908
Admissions	230,250	238,740	-3.6%	230,067	238,128	-3.4%
Adjusted admissions	504,119	511,988	-1.5%	503,681	509,935	-1.2%
Patient days	1,011,868	1,046,254		1,010,993	1,044,488
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	41.8%	42.4%		41.8%	42.5%

Net operating revenues	$4,798	$4,918	-2.4%	$4,963	$4,901	1.3%

Net inpatient revenues as a % of net patient revenues before provision for bad debts	43.0%	43.6%		42.9%	43.7%

Net outpatient revenues as a % of net patient revenues before provision for bad debts	57.0%	56.4%		57.1%	56.3%

Income from operations (g), (j)	$146	$460	-68.3%

Income from operations as a % of net operating revenues	3.0%	9.4%

Depreciation and amortization	$297	$291

Equity in earnings of unconsolidated affiliates	$(12)	$(14)

Liquidity Data:
Adjusted EBITDA (f)	$527	$785	-32.9%
Adjusted EBITDA as a % of net operating revenues	11.0%	16.0%

Net cash provided by operating activities	$306	$976
Net cash provided by operating activities as a % of net operating revenues	6.4%	19.8%

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(d)(i)

(Dollars in millions)

(Unaudited)

	Year Ended December 31,
	Consolidated			Same-Store (1)
	2015	2014	% Change	2015	2014	% Change
Number of hospitals (at end of period)	194	197		194	194
Licensed beds (at end of period)	29,853	30,137		29,853	30,023
Beds in service (at end of period)	26,312	27,000		26,312	26,908
Admissions	940,292	924,557	1.7%	929,213	946,531	-1.8%
Adjusted admissions	2,038,103	1,969,770	3.5%	2,015,496	2,009,847	0.3%
Patient days	4,175,214	4,091,183		4,119,165	4,195,141
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	43.3%	43.8%		43.5%	43.9%

Net operating revenues	$19,437	$18,639	4.3%	$19,432	$18,973	2.4%

Net inpatient revenues as a % of net patient revenues before provision for bad debts	42.8%	43.9%		42.8%	44.1%

Net outpatient revenues as a % of net patient revenues before provision for bad debts	57.2%	56.1%		57.2%	55.9%

Income from operations (g), (j)	$1,337	$1,339	-0.1%

Income from operations as a % of net operating revenues	6.9%	7.2%

Depreciation and amortization	$1,172	$1,181

Equity in earnings of unconsolidated affiliates	$(63)	$(48)

Liquidity Data:
Adjusted EBITDA (f)	$2,670	$2,777	-3.9%
Adjusted EBITDA as a % of net operating revenues	13.7%	14.9%

Net cash provided by operating activities	$921	$1,615
Net cash provided by operating activities as a % of net operating revenues	4.7%	8.7%

(1)	For hospitals acquired in the HMA merger, same-store operating results and statistical data reflect the periods from January 1 through December 31, 2015 and 2014, as if such hospitals were owned during both comparable periods.

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (b)

(In millions, except share data)

(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$184	$509
Patient accounts receivable, net of allowance for doubtful accounts of $4,111 and $3,504 at December 31, 2015 and 2014, respectively	3,611	3,409
Supplies	580	557
Prepaid income taxes	27	30
Deferred income taxes	—	341
Prepaid expenses and taxes	197	192
Other current assets (including assets of hospitals held for sale of $17 and $38 at December 31, 2015 and 2014, respectively)	567	528

Total current assets	5,166	5,566

Property and equipment:
Land and improvements	969	946
Buildings and improvements	9,051	8,791
Equipment and fixtures	4,886	4,527

Property and equipment, gross	14,906	14,264
Less accumulated depreciation and amortization	(4,794)	(4,095)

Property and equipment, net	10,112	10,169

Goodwill	8,965	8,951

Other assets, net of accumulated amortization of $903 and $827 at December 31, 2015 and 2014, respectively (including assets of hospitals held for sale of $41 and $90 at December 31, 2015 and 2014, respectively)	2,618	2,735

Total assets	$26,861	$27,421

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$229	$235
Accounts payable	1,258	1,293
Deferred income taxes	—	23
Accrued liabilities:
Employee compensation	823	955
Interest	227	227
Other (including liabilities of hospitals held for sale of $6 and $10 at December 31, 2015 and 2014, respectively)	535	856

Total current liabilities	3,072	3,589

Long-term debt	16,822	16,681

Deferred income taxes	593	845

Other long-term liabilities	1,698	1,692

Total liabilities	22,185	22,807

Redeemable noncontrolling interests in equity of consolidated subsidiaries	571	531

EQUITY
Community Health Systems, Inc. stockholders’ equity:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 113,732,933 shares issued and 112,757,384 shares outstanding at December 31, 2015, and 117,701,087 shares issued and 116,725,538 shares outstanding at December 31, 2014	1	1
Additional paid-in capital	1,963	2,095
Treasury stock, at cost, 975,549 shares at December 31, 2015 and 2014	(7)	(7)
Accumulated other comprehensive loss	(73)	(63)
Retained earnings	2,135	1,977

Total Community Health Systems, Inc. stockholders’ equity	4,019	4,003
Noncontrolling interests in equity of consolidated subsidiaries	86	80

Total equity	4,105	4,083

Total liabilities and equity	$26,861	$27,421

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (b)

(In millions)

(Unaudited)

	Year Ended December 31,
	2015	2014

Cash flows from operating activities
Net income	$259	$203
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,174	1,187
Deferred income taxes	103	107
Government settlement and related costs (l)	4	101
Stock-based compensation expense	59	54
Loss on sale, net	4	—
Impairment of hospitals sold or held for sale	5	50
Impairment of long-lived assets	68	41
Loss from early extinguishment of debt	16	73
Other non-cash expenses, net	47	13
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(219)	(306)
Supplies, prepaid expenses and other current assets	(68)	28
Accounts payable, accrued liabilities and income taxes	(478)	147
Other	(53)	(83)

Net cash provided by operating activities	921	1,615

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(57)	(3,091)
Purchases of property and equipment	(953)	(853)
Proceeds from disposition of hospitals and other ancillary operations	155	88
Proceeds from sale of property and equipment	15	50
Purchases of available-for-sale securities	(162)	(263)
Proceeds from sales of available-for-sale securities	156	229
Increase in other investments	(205)	(511)

Net cash used in investing activities	(1,051)	(4,351)

Cash flows from financing activities
Proceeds from exercise of stock options	25	65
Repurchase of restricted stock shares for payroll tax withholding requirements	(20)	(11)
Stock buy-back	(159)	(9)
Deferred financing costs and other debt-related costs	(30)	(276)
Proceeds from noncontrolling investors in joint ventures	47	10
Redemption of noncontrolling investments in joint ventures	(36)	(158)
Distributions to noncontrolling investors in joint ventures	(100)	(104)
Borrowings under credit agreements	4,922	9,131
Issuance of long-term debt	—	4,000
Proceeds from receivables facility	206	204
Repayments of long-term indebtedness	(5,050)	(9,980)

Net cash (used in) provided by financing activities	(195)	2,872

Net change in cash and cash equivalents	(325)	136
Cash and cash equivalents at beginning of period	509	373

Cash and cash equivalents at end of period	$184	$509

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three months and year ended December 31, 2015 and 2014. Both financial and statistical results exclude entities in discontinued operations for all periods presented.

(b)	The contingent value right (“CVR”) entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain legal matters pertaining to HMA, as defined in the CVR agreement. If the aggregate amount of applicable losses under the CVR agreement exceeds a deductible of $18 million, then the amount payable in respect of each CVR shall be reduced (but not below zero) by an amount equal to the quotient obtained by dividing: (a) the product of (i) all losses in excess of the deductible and (ii) 90%; by (b) the number of CVRs outstanding on the date on which final resolution of the existing litigation occurs. Since the HMA acquisition date of January 27, 2014, approximately $29 million in costs have been incurred and approximately $28 million of settlements have been paid related to certain HMA legal matters, which collectively exceed the deductible of $18 million under the CVR agreement. The Company previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which has been adjusted to its estimated fair value of $261 million at December 31, 2015. In addition, although future legal fees (which are expensed as incurred) associated with the HMA legal matters have not been accrued or included in the table below, such legal fees are taken into account in determining the total amount of reductions applied to the amounts owed to CVR holders.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of December 31, 2015
Legal and other related costs incurred to date	$29
Settlements	28
Estimated liability for probable contingencies	—
Estimated liability for unresolved contingencies at fair value	261

Costs incurred plus certain estimated liabilities for CVR-related matters	318
Allocated to:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(29)

Recorded amounts that reduce CVR value after giving effect to deductible and co-insurance	$271

CVRs outstanding	265

(c)	The effective date of the HMA acquisition was January 27, 2014.

(d)	Included in discontinued operations for the years ended December 31, 2015 and 2014, are two hospitals that were required by the Federal Trade Commission to be divested as part of its approval of the HMA acquisition, and both of these hospitals were sold during the three months ended March 31, 2015. Management is actively marketing other smaller hospitals included as held for sale at December 31, 2015. In addition, the Company sold several smaller hospitals during the year ended December 31, 2015. The after-tax loss for the sold or held for sale hospitals, including an impairment charge on certain long-lived assets sold or held for sale, is approximately $9 million and $36 million for the three months and year ended December 31, 2015, respectively.

(e)	The following table provides information needed to calculate (loss) income per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
(Loss) income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
(Loss) income from continuing operations, net of taxes	$(40)	$165	$295	$260
Less: Income from continuing operations attributable to noncontrolling interests	34	36	101	111

(Loss) income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(74)	$129	$194	$149

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(9)	$(29)	$(36)	$(57)
Less: Loss from discontinued operations attributable to noncontrolling interests	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(9)	$(29)	$(36)	$(57)

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(f)	EBITDA is a non-GAAP financial measure which consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets, net income attributable to noncontrolling interests, acquisition and integration expenses from the acquisition of HMA, expenses incurred related to the planned spin-off of Quorum Health Corporation, expense related to government legal settlements and related costs, and (income) expense from fair value adjustments related to the HMA legal proceedings, accounted for at fair value, underlying the CVR agreement, and related legal expenses. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has also presented Adjusted EBITDA in this release because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA also aligns with a similar metric as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, and is used to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reflects the calculation of Adjusted EBITDA, as defined, from (loss) income from continuing operations before income taxes and reconciles Adjusted EBITDA to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
(Loss) income from continuing operations before income taxes	$(91)	$230	$411	$342
Adjustments:
Depreciation and amortization	297	291	1,172	1,106
Amortization of software to be abandoned	—	—	—	75
Interest expense, net	249	244	973	972
Loss from early extinguishment of debt	—	—	16	73
Impairment of long-lived assets	62	17	68	41
Expenses related to the acquisition and integration of HMA	—	1	1	69
Expense from government settlement and related costs	3	28	4	105
(Income) expense from fair value adjustments and legal expenses related to cases covered by the CVR	—	(26)	8	(6)
Expenses related to the planned spin-off of Quorum Health Corporation	7	—	17	—

Adjusted EBITDA (*)	$527	$785	$2,670	$2,777

Adjusted EBITDA (*)	$527	$785	$2,670	$2,777
Interest expense, net	(249)	(244)	(973)	(972)
Benefit from (provision for) income taxes	51	(65)	(116)	(82)
Loss from operations of entities sold or held for sale, net of taxes	(5)	(2)	(27)	(7)
Other non-cash expenses, net	143	137	211	209
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(161)	365	(844)	(310)

Net cash provided by operating activities	$306	$976	$921	$1,615

(*)	Included in Adjusted EBITDA for the three months and year ended December 31, 2015 is the $169 million change in estimate for the provision for bad debts.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(g)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs of $2 million and $5 million for the three months ended December 31, 2015 and 2014, respectively, and $8 million and $59 million for the year ended December 31, 2015 and 2014, respectively. These acquisition costs include expenses related to the acquisition of HMA of $3 million and $46 million for the three months and year ended December 31, 2014, respectively.

(h)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Weighted-average number of shares outstanding - basic	113	114	114	112
Add effect of dilutive securities:
Stock awards and options	—	1	1	1

Weighted-average number of shares outstanding - diluted	113	115	115	113

The Company generated a loss from continuing operations attributable to Community Health Systems, Inc. common stockholders for the three months ended December 31, 2015, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated income from continuing operations during the three months ended December 31, 2015, the effect of restricted stock awards, employee stock options, and other equity-based awards on the diluted shares calculation would have been an increase in shares of 644,334 shares.

(i)	For hospitals acquired in the HMA merger, same-store operating results and statistical data reflect the periods from January 1 through December 31, 2015 and 2014, as if such hospitals were owned during both comparable periods.

(j)	Income from continuing operations for the year ended December 31, 2015, includes an impairment charge of approximately $68 million which consists of $6 million related to the allocated reporting unit goodwill for one hospital sold during the three months ended September 30, 2015 and $62 million related to the impairment of certain long-lived assets for several smaller hospitals recorded during the three months ended December 31, 2015. These hospitals were identified as having permanent indicators of impairment due to a history of negative operating results and declining volumes, resulting in a decline in projections of future cash flows and estimated fair values. Included in income from continuing operations for the year ended December 31, 2014, is an impairment charge of approximately $24 million for internal-use software, and an acceleration of amortization for the year ended December 31, 2014, of approximately $75 million, to adjust for its shortened remaining life which ended on July 1, 2014. In connection with the HMA acquisition, the Company further analyzed its intangible assets related to internal-use software used in certain of its hospitals for patient and clinical systems, including software required to meet criteria for meaningful use attestation and ICD-10 compliance. This analysis resulted in management reassessing its usage of certain software products and rationalizing that, with the addition of the HMA hospitals in the first quarter of 2014, those software applications were going to be discontinued and replaced with new applications that better integrate meaningful use and ICD-10 compliance, are more cost effective and can be implemented at a greater efficiency of scale over future implementations. In addition, an impairment charge of $17 million was recorded during the three months and year ended December 31, 2014 on certain long-lived assets at two of the Company’s smaller hospitals due to a reduction in volumes in recent years resulting in a decline in projections of future cash flows and estimated fair values, and one hospital because of the Company’s decision to cease operating such hospital as an acute care hospital.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(k)	The following supplemental tables reconcile (loss) income from continuing operations and net (loss) income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein (total per share amounts may not add due to rounding):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(per share - diluted)		(per share - diluted)
(Loss) income from continuing operations, as reported (*)	$(0.66)	$1.12	$1.68	$1.32
Adjustments:
Loss from early extinguishment of debt	—	—	0.09	0.40
Amortization of software to be abandoned	—	—	—	0.42
Impairment of long-lived assets	0.33	0.09	0.36	0.22
Expenses related to the acquisition and integration of HMA	—	0.01	—	0.38
Expense from government settlement and related costs	0.02	0.15	0.02	0.57
(Income) expense from fair value adjustments and legal expenses related to cases covered by the CVR	—	(0.14)	0.05	(0.03)
Expenses related to the planned spin-off of Quorum Health Corporation	0.04	—	0.09	—

(Loss) income from continuing operations, excluding adjustments (*)	$(0.28)	$1.23	$2.29	$3.29

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(per share - diluted)		(per share - diluted)
Net (loss) income, as reported (*)	$(0.73)	$0.87	$1.37	$0.82
Adjustments:
Loss from early extinguishment of debt	—	—	0.09	0.40
Amortization of software to be abandoned	—	—	—	0.42
Impairment of long-lived assets	0.33	0.09	0.36	0.22
Expenses related to the acquisition and integration of HMA	—	0.01	—	0.38
Expense from government settlement and related costs	0.02	0.15	0.02	0.57
(Income) expense from fair value adjustments and legal expenses related to cases covered by the CVR	—	(0.14)	0.05	(0.03)
Expenses related to the planned spin-off of Quorum Health Corporation	0.04	—	0.09	—

Net (loss) income, excluding adjustments (*)	$(0.35)	$0.97	$1.98	$2.79

(*)	Included in (loss) income from continuing operations, as reported and as adjusted, and net (loss) income, as reported and as adjusted, for the three months and year ended December 31, 2015 is approximately $0.96 and $0.94 per share (diluted), respectively, related to the $169 million change in estimate for the provision for bad debts during the three months ended December 31, 2015.

(l)	The $0.02 per share (diluted) of expense for “Government settlement and related costs” for both the three months and year ended December 31, 2015, is the net impact of several qui tam lawsuits settled in principle during the year ended December 31, 2015, and related legal expenses. The $0.15 per share and $0.57 per share of “Government settlement and related costs” for the three months and year ended December 31, 2014, respectively, includes the reserve taken during the three months ended December 31, 2014, in the amount of $75 million (and legal fees incurred of $26 million) with respect to the qui tam lawsuit that had been pending since 2008 in New Mexico. The lawsuit alleged that three of the Company’s New Mexico hospitals caused the State of New Mexico to improperly apply for and receive funds under the state’s Medicaid program. The case was set for trial and the agreement in principle to resolve the case was reached to avoid the uncertainty of trial.

(m)	Total per share amounts may not add due to rounding.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2016. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2016 guidance should be considered in conjunction with the assumptions included herein. See pages 18 and 19 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2016 Projection Range
Net operating revenues less provision for bad debts (in millions)	$20,000	to	$20,600
Adjusted EBITDA (in millions)	$2,900	to	$3,050
Income from continuing operations per share - diluted	$3.40	to	$3.80
Same-store hospital annual adjusted admissions growth	0.5%	to	2.5%
Weighted-average diluted shares, in millions	111.0	to	113.0

The following assumptions were used in developing the 2016 guidance provided above:

•	The guidance includes the 38 hospitals associated with the planned spin-off of Quorum Health Corporation as if owned by the Company for the full year.

•	The Company’s projections exclude the following:

•	Payments related to the CVRs issued in connection with the HMA acquisition, and changes in the valuation of liabilities underlying the CVR;

•	Losses from the early extinguishment of debt;

•	Impairment of long-lived assets;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with the planned spin-off transaction of Quorum Health Corporation, which consists of 38 hospitals and Quorum Health Resources, LLC; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

•	The Company has three small hospitals which remain held for sale for which the operating results have been classified in discontinued operations and excluded from the aforementioned guidance. In addition, the Company may also consider additional hospitals for disposition for which the operating results have not been excluded from this guidance.

•	The 2016 projections assume the acquisition of two hospitals in La Porte, Indiana, for which a definitive agreement has been signed, and the completion of one additional acquisition in the first half of 2016.

Other assumptions used in the above guidance:

•	Benefits to Adjusted EBITDA from Healthcare Reform in 2016 of an incremental $50 million to $75 million of net operating revenues before government deductions.

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately $70 million to $80 million for the year ended December 31, 2016.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

•	Same-store hospital annual adjusted admissions growth of 0.5% to 2.5% for 2016, which does not take into account service closures and weather-related or other unusual events.

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 6.0% to 6.1% for 2016. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments and acceleration of amortization of software to be abandoned.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 4.9% to 5.0%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Total fixed rate debt, including swaps, is expected to average approximately 60% to 70% of total debt during 2016.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates of approximately 0.25% to 0.35% for 2016.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.5% to 0.6% for 2016.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax of approximately 31.5% to 33.0% for 2016.

•	Capital expenditures are projected as follows (in millions):

2016
Guidance
Total	$800	to	$950

•	Net cash provided by operating activities, excluding cash flows related to the CVR and settlement of legal contingencies, is projected as follows (in millions):

2016
Guidance
Total	$1,500	to	$1,700

•	Weighted average shares outstanding are projected to be between approximately 111 million to 113 million for the year ended 2016.

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation, effect of, and changes to, adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the success and long-term viability of health insurance exchanges, which may be impacted by whether a sufficient number of payors participate;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further impacted by the increasing consolidation of health insurers and managed care companies;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable, including the impact of the implementation of ICD-10 and decreases in collectability which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers and others to contain healthcare costs, including the trend toward value-based purchasing;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

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CYH Announces Fourth Quarter 2015 Results

February 15, 2016

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;

•	our ability to successfully make acquisitions or complete divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of the acquisition of HMA on third-party relationships;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of potential future cyber-attacks or security breaches;

•	the timing and completion of the previously announced planned spin-off;

•	the effects of the planned spin-off on our business, including our ability to achieve the anticipated benefits of the spin-off; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three months and year ended December 31, 2015, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2016 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-